2016 Annual Meeting Exhibit 99.1

Charles G. Urtin Chairman of the Board

Todd D. Brice President and Chief Executive Officer

Forward Looking Statement and Risk Factor This presentation contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements regarding trends, strategies, plans, beliefs, intentions, expectations, goals and opportunities. Forward looking statements are typically identified by words or phrases such as believe, expect, anticipate, intend, estimate, assume, strategy, plan, outlook, outcome, continue, remain, trend and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could, may or similar expressions. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, asset quality, including real estate and other collateral values, and competition. S&T cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date hereof, and S&T assumes no duty to update forward-looking statements. Subsequent written or oral statements attributable to S&T or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained herein and those in S&T’s reports previously and subsequently filed with the Securities and Exchange Commission.

Corporate Profile

2015 Accomplishments Net Income increased 16% to a record $67.1 million Total shareholder equity increased 30% to $792 million Dividends increased by 7.4% ROA of 1.13% and ROE of 8.94% Loan growth of $1.2 billion including the merger Total revenue increased 23% while expenses increased 17%

Performance Summary 1Q 2016 2015 2014 2013 2012 Net Income (in millions) $16.1 $67.1 $57.9 $50.5 $34.2 Earnings Per Share $0.46 $1.98 $1.95 $1.70 $1.18 Dividends Per Share $0.19 $0.73 $0.68 $0.61 $0.60 Stock Price $25.76 $30.82 $29.81 $25.31 $18.07 ROA* 1.01% 1.13% 1.22% 1.12% 0.79% ROE* 8.06% 8.94% 9.71% 9.21% 6.62% Assets (in billions) $6.5 $6.3 $5.0 $4.5 $4.5 Loans (in billions) $5.2 $5.1 $3.9 $3.6 $3.4 Deposits (in billions) $5.0 $4.9 $3.9 $3.7 $3.6 * Annualized for quarterly data

Stock Valuation Source: SNL Financial; Peer group includes approximately 103 publically traded banks (1) Stock Price of 5/9/16 compared to 5/20/15, the date of the 2015 Annual Meeting (2) Stock Price of 5/9/16 and 3/31/16 BV and TBV (3) 2Q16 Declared Dividends and 5/9/16 Stock Price (4) 3/31/16 Stock Price and Last Four Quarters Diluted EPS (5) 2Q16 Declared Dividends and 1Q16 EPS

Organic Loan Growth Quarterly change in outstanding balance(1) (1)Gross loans; excludes acquired loans

Core Market S&T Bank branch offices — (1) Source: SNL and Nielson Core market demographics:(1) 2016 Population: 3.0 million Expected population change from 2016-2021: 0% Median household income: $53K Our presence in the core market: Founded in 1902 in Indiana, PA S&T currently has 55 branch offices in the core market Loans: $3.7 billion Deposits: $4.3 billion Employees: 1,015

S&T Bank branch offices — Southcentral PA (1) Source: SNL and Nielson Southcentral PA demographics:(1) 2016 Population: 1.5 million Expected population change from 2016-2021: 2.09% Median household income: $60K Our presence in Southcentral PA: Merged with Integrity Bancshares on March 4, 2015 S&T currently has 8 branch offices in Southcentral PA Loans: $949 million Deposits: $717 million Employees: 76

Northeast Ohio Northeast Ohio demographics:(1) 2016 Population: 2.8 million Expected population change from 2016-2021: 0.10% Median household income: $52K Our presence in Northeast Ohio: Opened LPO on August 27, 2012 Converted to branch office on December 21, 2015 S&T currently has 1 branch office in Akron Loans: $270 million Employees: 10 S&T Bank branch office — (1) Source: SNL and Nielson

Central Ohio Central Ohio demographics:(1) 2016 Population: 2.0 million Expected population change from 2016-2021: 4.27% Median household income: $58K Our presence in Central Ohio : Opened LPO on January 21, 2014 S&T currently has 1 LPO in Columbus Loans: $224 million Employees: 8 Loan Production Office — (1) Source: SNL and Nielson

Western New York Loan Production Office — (1) Source: SNL and Nielson Western New York demographics:(1) 2016 Population: 2.2 million Expected population change from 2016-2021: 0.87% Median household income: $54K Our presence in Western New York: Opened LPO on March 23, 2015 S&T currently has 1 LPO in Rochester Loans: $48 million Employees: 5

Mark Kochvar Chief Financial Officer

Performance (2)

Performance (1) BHCPR Peer Group 2: Bank Holding Companies with $3-10 Billion of Assets (2) Annualized (2)

Performance (2)

Expenses (2)

Expenses

2016 Update Non interest expenses Historically a top performer Full bank review in progress Expense savings without hampering growth or taking undue risk Asset quality Well diversified portfolio Strong credit culture Net interest margin Competitive loan and deposit rates Deposit growth in a low rate environment Asset sensitivity

2016 Annual Meeting